Clay Thomas, PC
Certified Public Accountant
2038 Lexington
Houston, Tx 77098
(713) 482-3920 (office)
(713) 482-3923      (fax)

June 12, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of American Securities Resources Corporation's Form 8-K dated May 18, 2009, and have the following comments:

1. We agree with the statements made as they pertain to our firm.

2. We have no basis on which to agree or disagree with any other statements made In Item 4.01.

Yours Truly,

By:   /s/ Clay Thomas, PC
Clay Thomas, PC